  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2018
OBALON THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001- 37897	20-1828101
(Commission File Number)	(IRS Employer Identification No.)

5421 Avenida Encinas, Suite F Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

(760) 795-6558

(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employee Stock Purchase Plan

On April 30, 2018, the Compensation Committee of the Board of Directors of Obalon Therapeutics, Inc. (the “Company”) adopted and approved an amendment (the “Employee Stock Purchase Plan Amendment”) to the Obalon Therapeutics, Inc. 2016 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”). The Employee Stock Purchase Plan Amendment, which became effective as of April 30, 2018, amends the Employee Stock Purchase Plan to (i) increase the length of offering periods from six months to twelve months and (ii) increase the number of shares of the Company’s common stock (the “Shares”) a participant is permitted to purchase on any one purchase date from 5,000 Shares to 20,000 Shares.

The foregoing summary of the Employee Stock Purchase Plan Amendment is qualified in its entirety by reference to the full text of the Employee Stock Purchase Plan Amendment, which is filed as Exhibit 10.1 to this Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits

Description
10.1	Amendment to Obalon Therapeutics, Inc. 2016 Employee Stock Purchase Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBALON THERAPEUTICS, INC.

Date: May 4, 2018	By:	/s/ William Plovanic
William Plovanic
Chief Financial Officer

EXHIBIT INDEX

Description
10.1	Amendment to Obalon Therapeutics, Inc. 2016 Employee Stock Purchase Plan